Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Market Advantage Series, Inc.:
        RiverSource Portfolio Builder Conservative Fund
        RiverSource Portfolio Builder Moderate Conservative Fund
        RiverSource Portfolio Builder Moderate Fund
        RiverSource Portfolio Builder Moderate Aggressive Fund
        RiverSource Portfolio Builder Aggressive Fund
        RiverSource Portfolio Builder Total Equity Fund
        RiverSource S&P 500 Index Fund
        RiverSource Small Company Index Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                              /s/   KPMG LLP
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                                    KPMG LLP


Minneapolis, Minnesota
March 29, 2006